EXHIBIT 23.1 - CONSENT OF ACCOUNTANTS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Form S-8 Registration Statement of NEttel Holdings, Inc. of our report dated April 10, 2006, relating to the consolidated financial statements of Nettel Holdings, Inc. as of and for the year ended December 31, 2005 and December 31, 2004, which is incorporated by reference into such Form S-8.

/s/ Kabani & Company, Inc.

Los Angeles, California

December 20, 2006